Execution Version

UNIT PURCHASE AGREEMENT

This UNIT PURCHASE AGREEMENT (this “Agreement”) is made as of this 14th day of February, 2012 by and between ROI Acquisition Corp., a Delaware corporation (the “Company”), having its principal place of business at 9 West 57th Street, New York, NY 10019 and Thomas J. Baldwin, an individual (“Baldwin”).

WHEREAS, the Company desires to sell on a private placement basis (the “Offering”) an aggregate of 10,000 Units (the “Units”) for a purchase price of $10.00 per Unit. Each Unit consists of one share (the “Shares”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”), and one warrant (the “Warrants”) exercisable to purchase one Share at an exercise price of $12.00 per share during the period commencing on the later of: (i) one (1) year from the date of the closing of the IPO (as defined below) and (ii) thirty (30) days following the consummation of a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or any other similar business combination with one or more operating businesses or assets (a “Business Combination”) and expiring on the fifth anniversary of the consummation of such Business Combination; and

WHEREAS, Baldwin wishes to purchase the Units and the Company wishes to accept such subscription.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Baldwin hereby agree as follows:

1.	Agreement to Subscribe

1.1. Purchase and Issuance of the Units. Upon the terms and subject to the conditions of this Agreement, Baldwin hereby agrees to purchase from the Company, and the Company hereby agrees to sell to Baldwin, on the Closing Date (as defined in Section 1.2), the Units for an aggregate purchase price of $100,000 (the “Purchase Price”).

1.2. Closing. The closing (the “Closing”) of the Offering, shall take place at the offices of Kramer Levin Naftalis & Frankel LLP, 1177 Avenue of the Americas, New York, New York 10036 simultaneously with the closing of the Company’s initial public offering (“IPO”) of 7,500,000 Units consisting of Shares and Warrants (the “Closing Date”).

1.3. Delivery of the Purchase Price. At least one business day prior to the Closing Date Baldwin agrees to deliver the Purchase Price by certified bank check or wire transfer of immediately available funds denominated in United States Dollars either: (i) to Kramer Levin Naftalis & Frankel LLP, which is hereby irrevocably authorized to deposit such funds at least one business day prior to the Closing to the trust account which will be established for the benefit of the Company’s public shareholders, managed pursuant to that certain Investment Management Trust Agreement to be entered into by and between the Company and a trustee and into which substantially all of the proceeds of the IPO will be deposited (the “Trust Account”) or (ii) directly into the Trust Account. If the IPO is not consummated, the Purchase Price shall be returned to Baldwin as soon as practicable by certified bank check or wire transfer of immediately available funds denominated in United States Dollars.

1.4. Delivery of Unit Certificate. Upon delivery of the Purchase Price in accordance with Section 1.3, Baldwin shall become irrevocably entitled to receive a certificate representing the Units; provided, however, if the Company notifies Baldwin that the IPO will not be consummated and the Purchase Price will be returned in accordance with the last sentence of Section 1.3, the Company shall have no obligation to provide any such certificate representing the Units to Baldwin.

2.	Representations and Warranties of Baldwin

Baldwin represents and warrants to the Company that:

2.1. No Government Recommendation or Approval. Baldwin understands that no United States federal or state agency or similar agency of any other country has passed upon or made any recommendation or endorsement of the Company, the Offering, the Units, the Shares, or the shares of Common Stock underlying the Warrants (the “Warrant Shares,” and collectively with the Shares and the Warrants, the “Securities”).

2.2. Authority. Upon execution and delivery by Baldwin, this Agreement is a legal, valid and binding agreement of Baldwin, enforceable against Baldwin in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

2.3. Private Offering. Baldwin represents that he is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). Baldwin acknowledges that the sale contemplated hereby is being made in reliance on a private placement exemption to “Accredited Investors” within the meaning of Section 501(a) of Regulation D under the Securities Act.

2.4. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Baldwin of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) any agreement, indenture or instrument to which Baldwin is a party or (ii) any law, statute, rule or regulation to which Baldwin is subject, or any agreement, order, judgment or decree to which Baldwin is subject.

2.5. No Legal Advice from Company. Baldwin acknowledges that he has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the other agreements entered into between the parties hereto with Baldwin’s own legal counsel and investment and tax advisors. Except for any statements or representations of the Company made in this Agreement and the other agreements entered into between the parties hereto, Baldwin is relying solely on such counsel and advisors and not on any statements or representations of the Company or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.6. Access to Information; Independent Investigation. Prior to the execution of this Agreement, Baldwin has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained. In determining whether to make this investment, Baldwin has relied solely on his own knowledge and understanding of the Company and its business based upon his own due diligence investigation and the information furnished pursuant to this paragraph. Baldwin understands that no person has been authorized to give any information or to make any representations which were not furnished pursuant to this Section 2 and he has not relied on any other representations or information in making his investment decision, whether written or oral, relating to the Company, its operations and/or its prospects.

2.7. Reliance on Representations and Warranties. Baldwin understands the Units are being offered and sold to him in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Baldwin set forth in this Agreement in order to determine the applicability of such provisions.

2.8. No Advertisements. Baldwin is not subscribing for the Units as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting, or as a result of the public filing of a registration statement by the Company in connection with the IPO (the “Registration Statement”).

2.9. Legends. Baldwin acknowledges and agrees the certificates evidencing the Units, the Shares, the Warrants and the Warrant Shares shall bear restrictive legends (the “Legends”), in form and substance as set forth in Section 4 hereof, prohibiting the offer, sale, pledge or transfer of the securities, except (i) pursuant to an effective registration statement covering these securities under the Securities Act or (ii) pursuant to any other exemptions from the registration requirements under the Securities Act and such laws which, in the opinion of counsel for the Company, is available.

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2.10. Experience, Financial Capability and Suitability. Baldwin is (i) sophisticated in financial matters and is able to evaluate the risks and benefits of his investment in the Securities and (ii) able to bear the economic risk of his investment in the Securities for an indefinite period of time because the Securities have not been registered under the Securities Act and therefore cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Baldwin has substantial experience in evaluating and investing in transactions of securities in companies similar to the Company so that he is capable of evaluating the merits and risks of his investment in the Company and has the capacity to protect his own interests. Baldwin must bear the economic risk of this investment until the Securities are sold pursuant to: (i) an effective registration statement under the Securities Act; or (ii) an exemption from registration is available with respect to such sale. Baldwin is able to bear the economic risks of an investment in the Securities and to afford a complete loss of his investment in the Securities.

2.11. Investment Purposes. Baldwin is purchasing the Units solely for investment purposes, for his own account and not for the account or benefit of any other person, and not with a view towards the distribution or dissemination thereof and Baldwin has no present arrangement to sell the interest in the Securities to or through any person or entity.

2.12. Restrictions on Transfer. Baldwin acknowledges and understands the Units are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act. The Securities have not been registered under the Securities Act, and, if in the future Baldwin decides to offer, resell, pledge or otherwise transfer the Securities, such Securities may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act (“Rule 144”), if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Baldwin agrees that if any transfer of his Securities or any interest therein is proposed to be made, as a condition precedent to any such transfer, Baldwin may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or another available exemption from registration, Baldwin agrees he will not resell the Securities. Baldwin further acknowledges that because the Company is a shell company, Rule 144 will not be available to Baldwin for the resale of the Securities until the one year anniversary following consummation of the initial Business Combination of the Company pursuant to Rule 144(i).

3.	Representations and Warranties of the Company

The Company represents and warrants to Baldwin that:

3.1. Valid Issuance of Share Capital. The total number of all classes of share capital which the Company has authority to issue is (i) 100,000,000 Shares and (ii) an 1,000,000 preferred shares. As of the date hereof, the Company has issued 2,156,250 Shares (of which up to an aggregate of 915,441 of such Shares are subject to forfeiture as described in the Registration Statement) and no preferred shares are issued and outstanding. All of the Shares to be issued pursuant to the Offering have been duly authorized, and when issued pursuant to this Agreement will be validly issued, fully paid and non-assessable.

3.2. Title to Units. Upon issuance in accordance with, and payment pursuant to, the terms hereof each of the Units to be issued in the Offering will be duly and validly issued, fully paid and non-assessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof, Baldwin will have or receive good title to the Units, free and clear of all liens, claims and encumbrances of any kind, other than (i) any transfer restrictions hereunder and under the other agreements contemplated hereby and (ii) transfer restrictions under federal and state securities laws.

3.3. Title to Warrants. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the warrant agreement to be entered into on or prior to the closing of the IPO as described in the Registration Statement (the “Warrant Agreement”), as the case may be, each of the Warrants and the Warrant Shares will be duly and validly issued, fully paid and non-assessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, as the case may be, Baldwin will have or receive good title to the Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) any transfer restrictions hereunder and under the other agreements contemplated hereby and (ii) transfer restrictions under federal and state securities laws.

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3.4. Organization and Qualification. The Company has been duly incorporated and is validly existing as a Delaware corporation and has the requisite corporate power to own its properties and assets and to carry on its business as now being conducted.

3.5. Authorization; Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and to issue the Units in accordance with the terms hereof, (ii) the execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) this Agreement constitutes, and upon the execution and delivery thereof, the Units and the Warrants will constitute, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.6. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not (i) result in a violation of the Company’s organizational documents, (ii) conflict with, or constitute a default under any agreement, indenture or instrument to which the Company is a party or (iii) violate any law, statute, rule or regulation to which the Company is subject or any agreement, order, judgment or decree to which the Company is subject. Other than any Securities and Exchange Commission, state or foreign securities filings which may be required to be made by the Company subsequent to the Closing, and any registration statement which may be filed pursuant thereto, the Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement or issue the Units or the Warrant Shares issuable upon exercise of the Warrants in accordance with the terms hereof.

4.	Legend

4.1. Legend. The Company will issue the Units, and when issued, the Shares, the Warrants and the Warrant Shares, purchased by Baldwin, in the name of Baldwin. The Securities will bear a legend in substantially the following form and the Company is authorized to give appropriate “stop transfer” instructions to its transfer agent:

THESE SECURITIES (i) HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THESE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (C) PURSUANT TO ANY OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LETTER AGREEMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE LETTER AGREEMENT, EXCEPT IN ACCORDANCE WITH THE TERMS THEREOF.

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SECURITIES EVIDENCED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK OF THE COMPANY ISSUABLE UPON EXERCISE OF SUCH SECURITIES ARE ENTITLED TO REGISTRATION RIGHTS UNDER A REGISTRATION RIGHTS AGREEMENT BETWEEN THE COMPANY AND THE HOLDER.

4.2. Baldwin’s Compliance. Nothing in this Section 4 shall affect in any way Baldwin’s obligations and agreements to comply with all applicable securities laws upon resale of the Securities.

4.3. Company’s Refusal to Register Transfer of the Securities. The Company shall refuse to register any transfer of the Securities, if in the sole judgment of the Company such purported transfer would not be made (i) pursuant to an effective registration statement filed under the Securities Act, or (ii) pursuant to an available exemption from the registration requirements of the Securities Act.

4.4. Registration Rights. Baldwin will be entitled to certain registration rights which will be governed by a registration rights agreement to be entered into with the Company on or prior to the closing of the IPO.

5.	Securities Laws Restrictions

Baldwin agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of all or any part of the Securities unless, prior thereto (a) a registration statement on the appropriate form under the Securities Act and applicable state securities laws with respect to the Securities proposed to be transferred shall then be effective or (b) the Company shall have received an opinion from counsel reasonably satisfactory to the Company, that such registration is not required because such transaction complies with the Securities Act and the rules promulgated by the Securities and Exchange Commission thereunder and with all applicable state securities laws.

6.	Rescission Right Waiver and Indemnification

6.1. Rescission Waiver. Baldwin understands and acknowledges an exemption from the registration requirements of the Securities Act requires there be no general solicitation of purchasers of the Units. In this regard, if the IPO were deemed to be a general solicitation with respect to the Offering, the offer and sale of such Units may not be exempt from registration and, if not, Baldwin may have a right to rescind his purchase of the Units. In order to facilitate the completion of the Offering and in order to protect the Company, its stockholders and the Trust Account from claims that may adversely affect the Company or the interests of its stockholders, Baldwin hereby agrees to waive, to the maximum extent permitted by applicable law, any claims, right to sue or rights in law or arbitration, as the case may be, to seek rescission of his purchase of the Units. Baldwin acknowledges and agrees this waiver is being made in order to induce the Company to sell the Units to Baldwin. Baldwin agrees the foregoing waiver of rescission rights shall apply to any and all known or unknown actions, causes of action, suits, claims or proceedings (collectively, “Claims”) and related losses, costs, penalties, fees, liabilities and damages, whether compensatory, consequential or exemplary, and expenses in connection therewith, including reasonable attorneys’ and expert witness fees and disbursements and all other expenses reasonably incurred in investigating, preparing or defending against any Claims, whether pending or threatened, in connection with any present or future actual or asserted right to rescind the purchase of the Units hereunder or relating to the purchase of the Units and the transactions contemplated hereby.

6.2. No Recourse Against Trust Account. Baldwin agrees not to seek recourse against the Trust Account for any reason whatsoever in connection with his purchase of the Units or any Claim that may arise now or in the future.

6.3. Third Party Beneficiaries. Baldwin acknowledges and agrees the stockholders of the Company are and shall be third-party beneficiaries of the foregoing provisions of this Agreement to the fullest extent permissible under applicable law.

6.4. Section 6 Waiver. Baldwin agrees that, to the fullest extent permissible under applicable law, to the extent any waiver of rights under this Section 6 is ineffective as a matter of law, Baldwin has offered such waiver for the benefit of the Company as an equitable right that shall survive any statutory disqualification or bar that applies to a legal right. Baldwin acknowledges the receipt and sufficiency of consideration received from the Company hereunder in this regard.

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7.	Terms of the Units

The Units shall be substantially identical to the units included in the units offered in the IPO, except the Units: (i) will be subject to the transfer restrictions described in the Letter Agreement among the Company, its officers and directors, GEH Capital Inc. and ROIC Acquisition Holdings LP, (ii) are being purchased pursuant to an exemption from the registration requirements of the Securities Act and will become freely tradable only after certain conditions are met or the resale of the Units is registered under the Securities Act, (iii) the warrants comprising the Units will be non-redeemable so long as they are held by Baldwin or any of his permitted transferees and (iv) the warrants comprising the Units are exercisable for cash or on a “cashless” basis if held by Baldwin or any of his permitted transferees.

8.	Governing Law; Jurisdiction; Waiver of Jury Trial

This Agreement shall be governed by and construed in accordance with the laws of the State of New York. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

9.	Assignment; Entire Agreement; Amendment

9.1. Assignment. Neither this Agreement nor any rights hereunder may be assigned by any party to any other person other than by Baldwin to a person agreeing to be bound by the terms hereof.

9.2. Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and supersedes any and all prior discussions, agreements and understandings of any and every nature.

9.3. Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

9.4. Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

10.	Notices; Indemnity

10.1. Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party’s address set forth on the first page of this Agreement or to such other address as a party may designate by notice hereunder, and shall be either (a) delivered by hand, (b) sent by overnight courier, or (c) sent by certified mail, return receipt requested, postage prepaid. All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iii) if sent by certified mail, on the fifth business day following the day such mailing is made.

10.2. Indemnification. Each party shall indemnify the other party against any loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant or agreement set forth in this Agreement.

11.	Counterparts

This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or any other form of electronic delivery, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

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12.	Survival; Severability

12.1. Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing and one (1) year following the consummation of an initial Business Combination.

12.2. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

13.	Headings

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

14.	Construction

The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. The words “include ,”“includes ,”and “including “will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

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This subscription is accepted by the Company as of the date first written above.

ROI Acquisition Corp.

By: /s/ Joseph A. De Perio

Name: Joseph A. De Perio

Title: President

Accepted and agreed this
February 14, 2012

/s/ Thomas J. Baldwin

Thomas J. Baldwin

Signature Page for Baldwin Unit Purchase Agreement